EXHIBIT 10.1

AMENDMENT NO. 3
TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement is dated as of June 30, 2013 (the “Agreement”), and is among the Lenders identified on the signature pages hereof as Lenders (which Lenders constitute the Required Lenders and, as applicable, all of the Lenders directly affected by the applicable amendments to be effected by this Agreement), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as agent for the Lenders (Wells Fargo, in that capacity, “Agent”), and PAC-VAN, INC., an Indiana corporation (“Borrower”).

The Lenders, Agent, and Borrower are party to a Credit Agreement dated as of September 7, 2012 (as amended, restated, supplemented, or otherwise modified before the date of this Agreement, the “Credit Agreement”).

The parties also desire to modify the Credit Agreement in certain respects.

The parties therefore agree as follows:

1. Definitions. Defined terms used but not defined in this Agreement are as defined in the Credit Agreement.

2. Amendments to Credit Agreement.

(a) Section 2.4(e)(i) of the Credit Agreement is hereby amended to delete “(including, without limitation, as the result of a scheduled reduction in the Maximum FILO Sublimit Amount or the FILO Sublimit Advance Rate or as the result of a reduction in the Maximum FILO Sublimit Amount pursuant to Section 2.4(f)(ii)” from that section.

(b) Sections 2.4(e)(ii), 2.4(e)(iii), 2.4(e)(iv), and 2.4(e)(v) of the Credit Agreement are hereby amended by replacing each reference in those sections to Section 2.4(f)(ii) of the Credit Agreement with a reference to Section 2.4(f)(i) of the Credit Agreement.

(c) Section 2.4(f)(ii) of the Credit Agreement is hereby deleted in its entirety.

(d) Section 2.6(a)(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

    “           (i)           [reserved];”

(e) Section 2.6(a)(i) of the Credit Agreement is hereby amended to delete “that does not constitute a FILO Sublimit Loan” from that section.

(f) Section 14.1(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

    “           (c)           No amendment, waiver, modification, elimination, or consent shall amend, without written consent of Agent, Borrowers and the Supermajority Lenders, modify, or eliminate the definition of Borrowing Base or any of the defined terms (including, without limitation, the definitions of Eligible Accounts, Eligible Branch-Use Equipment, Eligible Equipment, Eligible Fleet Inventory, Eligible Inventory, Eligible Rolling Stock Equipment, and Eligible Step Inventory) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Borrowing Base, but not otherwise, or the definition of Maximum Revolver Amount, or change Section 2.1(c).”

(g) The definition of “Applicable Margin” in Schedule 1.1 to the Credit Agreement is hereby amended to delete each instance of “(other than FILO Sublimit Loans)” from that definition.

(h) Clause (e) of the definition of “Borrowing Base” in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

    “           (e)           [reserved];”

(i) The definition of “Fixed Charges” in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

    “           “Fixed Charges” means, with respect to any fiscal period and with respect to Borrowers determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period, (b) principal payments in respect of Indebtedness that are required to be paid during such period, (c) [reserved], (d) all federal, state, and local income taxes paid during such period, and (e) all Affiliate Distributions and other Restricted Payments (other than Affiliate Distributions under Section 6.7(e)) paid (whether in cash or other property, other than common Equity Interest) during such period.”

(j) Schedule 1.1 to the Credit Agreement is hereby further amended by deleting in their entirety the definitions of each of the following defined terms: (1) “FILO Sublimit Advance Rate”; (2) “FILO Sublimit Loan”; and (3) “Maximum FILO Sublimit Amount.”

3. Representations. To induce Agent and the Lenders to enter into this Agreement, Borrower hereby represents to Agent and the Lenders as follows:

(1)
that Borrower is duly authorized to execute and deliver this Agreement and is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended by this Agreement, and to perform its obligations under the Credit Agreement, as amended by this Agreement;

(2)
that the execution and delivery of this Agreement and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Agreement, do not and will not conflict with any provision of law or of the articles of incorporation or bylaws of Borrower or of any agreement binding upon Borrower;

(3)
that the Credit Agreement, as amended by this Agreement, is a legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies;

(4)
that the representations and warranties set forth in Section 4 of the Credit Agreement, as amended by this Agreement, are true and correct in all material respects (but if any representation or warranty is by its terms qualified by concepts of materiality, that representation or warranty is true and correct in all respects), in each case with the same effect as if such representations and warranties had been made on the date of this Agreement, with the exception that all references to the financial statements mean the financial statements most recently delivered to Agent except for such changes as are specifically permitted under the Credit Agreement and except to the extent that any such representation or warranty expressly relates to an earlier date;

(5)
that Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended by this Agreement, including those set forth in Section 5, Section 6, and Section 7 of the Credit Agreement; and

(6)	that as of the date of this Agreement, no Default or Event of Default has occurred and is continuing.

4. Conditions. The effectiveness of this Agreement is subject to satisfaction of the following conditions:

(1)	that Agent has received this Agreement executed by Agent, the Lenders, and Borrower;

(2)
that Agent has received copies (executed or certified, as appropriate) of all other legal documents or minutes of proceedings taken in connection with the execution and delivery of this Agreement to the extent Agent or its counsel reasonably requests;

(3)	that Borrower has paid all fees and expenses required to be paid by Borrower on the date of this Agreement under this Agreement, the Credit Agreement, or the other Loan Documents; and

(4)	that all legal matters incident to the execution and delivery of this Agreement are satisfactory to Agent and its counsel.

5. Release. Borrower hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against Agent or any Lender arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement. Borrower hereby further covenants and agrees not to sue Agent or any Lender or assert any claims, defenses, demands, actions, or liabilities against Agent or any Lender which occurred prior to or as of the date of this Agreement arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement.

6. Miscellaneous.

(a) This Agreement is governed by, and is to be construed in accordance with, the laws of the State of Illinois. Each provision of this Agreement is severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(b) This Agreement binds Agent, the Lenders and Borrower and their respective successors and assigns, and will inure to the benefit of Agent, the Lenders and Borrower and the successors and assigns of Agent and each Lender.

(c) Except as specifically modified or amended by the terms of this Agreement, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference in this Agreement and in all respects continue in full force and effect.  Borrower, by execution of this Agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions that are contained in the Credit Agreement and the other Loan Documents.

(d) Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, will be deemed to refer to the Credit Agreement, as amended by this Agreement.

(e) This Agreement is a Loan Document.  Borrower acknowledges that Agent’s reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees) incurred in drafting this Agreement and in amending the Loan Documents as provided in this Agreement constitute Lender Group Expenses.

(f) The parties may sign this Agreement in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument.

[Signature pages to follow]

The parties are signing this Amendment No. 3 to Credit Agreement as of the date stated in the introductory clause.

PAC-VAN, INC., as a Borrower
By:	/s/ Theodore Mourouzis
Name:	Theodore Mourouzis
Title	President & CEO

Signature page to Amendment No. 3 to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender
By:	/s/ Brian Hynds
Name:	Brian Hynds
Its Authorized Signatory

Signature page to Amendment No. 3 to Credit Agreement

HSBC BANK USA, N.A., as a Lender
By:	/s/ Thomas Kainamura
Name:	Thomas Kainamura
Its Authorized Signatory

Signature page to Amendment No. 3 to Credit Agreement

THE PRIVATEBANK AND TRUST COMPANY, as a Lender
By:	/s/ Kyle Griffith
Name:	Kyle Griffith
Its Authorized Signatory

Signature page to Amendment No. 3 to Credit Agreement